Exhibit 99.1

Contacts:

Paul D. Tobias

Chairman & CEO Mackinac Financial Corporation & Chairman mBank

Birmingham, MI (248) 290—5901

ptobias@bankmbank.com

Kelly W. George

President, Mackinac Financial Corporation & President & CEO, mBank

Manistique, MI (906) 341-7140

kgeorge@bankmbank.com

Jesse A. Deering

Executive Vice President & CFO, Mackinac Financial Corporation and mBank

Birmingham, MI (248) 290-5906

jdeering@bankmbank.com

FOR IMMEDIATE RELEASE

Mackinac Financial Corporation Announces Commencement of Common Stock Offering

MANISTIQUE, Mich., June 12, 2018 — Mackinac Financial Corporation [Nasdaq: MFNC] (“Mackinac”), the holding company for mBank, announced today that it has commenced an underwritten public offering of Mackinac’s common stock. Mackinac also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the offering.

Piper Jaffray & Co. is serving as the sole book-running manager and Hovde Group, LLC is serving as co-manager for the offering. The shares will be issued pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-224884) and a prospectus supplement to be filed with the SEC.

Mackinac intends to use a portion of the net proceeds of this offering to fund a portion of the consideration payable in the acquisition of Lincoln Community Bank (Merrill, Wisconsin), to pay down certain debt obligations of Mackinac, and to use the remainder for general corporate purposes, including for potential future strategic acquisitions and investments in mBank as regulatory capital.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of Mackinac, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Mackinac has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders who are interested in participating in the offering, should read the prospectus contained in the registration statement, the preliminary prospectus supplement, and other documents that Mackinac has filed with the SEC for more complete information about Mackinac and the offering. Copies of these documents may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling toll free (800) 747-3924 or by email to:prospectus@pjc.com.

About Mackinac Financial Corporation & mBank

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 whose common stock is traded on the Nasdaq stock market as “MFNC”. The principal subsidiary company is mBank. Headquartered in Manistique, MI, mBank has a total of 29 branch locations throughout Michigan and Northern Wisconsin and current assets in excess of $1.3 billion. Mackinac’s banking services include commercial lending, asset-based lending, treasury management products, services geared toward small to mid-sized businesses and a full array of personal and business deposit products, consumer loans, mobile banking, online banking and bill pay.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding Mackinac’s outlook or expectations with respect to the acquisition of Lincoln, its intended use of proceeds and the impact of the transaction on Mackinac’s future performance. Words and phrases such as “will” “intends,” “estimates,” “potential,” “plan,” “approximately,” “allows,” “should,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Mackinac undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors also include, but are not limited to, the risk factors described under “Risk Factors” in Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the period ended March 31, 2018 and the preliminary prospectus supplement for the proposed offering. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.